Exhibit 99.1

                       ASSIGNMENT OF PARTNERSHIP INTERESTS
                       -----------------------------------

        This Assignment of Partnership Interests ("Assignment") is executed effective as of August 31, 2005, by and among HSAD PARTNERS., a Texas general partnership ("Assignor"), and BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP, a Texas limited partnership ("Assignee").

        A. Assignor desires to assign to Assignee all of its limited partnership interest in Behringer Harvard 4245 Central LP, a Texas limited partnership (the "Partnership"), which interest (the "Transferred Interest") is equal to 6.25% of the Residual Percentages until the Limited Partners have received the Threshold Return, and 4.375% of the Residual Percentages after the Limited Partners have received the Threshold Return, as set forth in the Partnership's Agreement of Limited Partnership (the "Partnership Agreement");

        B. Assignee is willing to accept the assignment of the Transferred Interest.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

        1.      ASSIGNMENT OF TRANSFERRED INTEREST; REPRESENTATIONS AND
WARRANTIES.

                (a) Assignor hereby transfers, assigns and conveys to Assignee the Transferred Interest and the economic rights and interests pertaining thereto.

                (b) Assignor represents and warrants that (i) the Transferred Interest is being assigned to Assignee free and clear of any and all liens, claims and encumbrances and (ii) it has full legal power and authority to enter into this Assignment and perform its obligations hereunder.

                (c) Assignee hereby accepts the transfer, assignment and conveyance of the Transferred Interest and assumes all of Assignor's obligations under the Partnership Agreement and agrees to comply with all of the terms of the Partnership Agreement. Assignee indemnifies Assignor from and against any and all claims relating to the Transferred Interest arising on or after the effective date of this Assignment, provided that such indemnification shall not extend to any tax liability or obligation of Assignor with respect to the Transferred Interest relating to a period on or prior to the effective date of this Assignment and arising under any federal, state or local law or regulation.

                (d) Assignee represents and warrants that it has full legal power and authority to enter into this Assignment and perform its obligations hereunder.


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                (e)     It is agreed that all representations and warranties
made by any party hereunder shall survive the closing of the assignment of the Transferred Interest.

        2. PURCHASE PRICE. As consideration for the transfer of the Transferred Interest, Assignee shall pay Assignor the sum of $185,826.47 in immediately available funds.

        3. RELEASE BY THE ASSIGNOR. Assignor hereby irrevocably and unconditionally releases and forever discharges Assignee and the Partnership from any and all charges, complaints, claims, liabilities, obligations of payment or performance, costs, losses and expenses, now or hereinafter existing, and arising from, related to, or in connection with the Partnership Agreement.

        4. RELEASE BY THE ASSIGNEE. Assignee hereby irrevocably and unconditionally releases and forever discharges Assignor from any and all charges, complaints, claims, liabilities, obligations of payment or performance, costs, losses and expenses, now or hereinafter existing, and arising from, related to, or in connection with the Partnership Agreement.

        5. NO THIRD PARTY BENEFICIARY. This Assignment is intended for the benefit only of the parties hereto, and is not intended to benefit, nor shall it be construed so as to benefit, any other person or entity.

        6. APPLICABLE LAW. This Assignment is governed by and shall be construed in accordance with the laws of the State of Texas.

        7. COUNTERPART EXECUTION. This Assignment may be executed in multiple counterparts, each of which shall serve as an original for all purposes, but all counterparts shall be construed together and constitute one and the same Assignment.

        8. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

        9. MODIFICATION AND WAIVER. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        10. CAPITALIZED TERMS. All capitalized terms used in this assignment and not otherwise defined herein have the meanings assigned to such terms in the Partnership Agreement.


                            (Signature pages follow)


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        IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.



                                        ASSIGNOR:

                                        HSAD PARTNERS., a Texas
                                        general partnership

                                        By:
                                           -------------------------------------
                                           Chris C. Smith, Manager




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

                                        ASSIGNEE:

                                        BEHRINGER HARVARD SHORT-TERM OPPORTUNITY
                                        FUND I LP, a Texas limited partnership

                                        By: Behringer Harvard Advisors II LP,
                                            its General Partner

                                        By: Behringer Harvard Advisors II LP,
                                            its General Partner

                                        By: Harvard Property Trust, LLC its
                                            General Partner


                                        By: ____________________________________
                                            Gerald J. Reihsen, III
                                            Executive Vice President




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

                               CONSENT TO TRANSFER

        The undersigned Behringer Harvard 4245 Central GP, LLC, the general partner of the Partnership, hereby consents to the transfer of limited partnership interests as set forth in the foregoing Assignment and on behalf of the Partnership unconditionally releases and forever discharges Assignor from any and all charges, complaints, claims, liabilities, obligations of payment or performance, costs, losses and expenses to the Partnership, now or hereinafter existing, and arising from, related to, or in connection with the Partnership Agreement..


                                        BEHRINGER HARVARD 4245 CENTRAL GP, LLC,
                                        a Texas limited liability company



                                        By: ____________________________________
                                        Name: Gerald J. Reihsen, III
                                        Title: Secretary




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